UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 16, 2013
ECLIPSE IDENTITY RECOGNITION CORPORATION
(Exact name of registrant as specified in its charter)
Nevada	333-175792	80-0729029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Rua Presidente Lincoln 218, Atibaia,SP, Brazil		12945-040
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(775) 321-8215
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 16, 2013 we entered into a share exchange agreement with Eclipse Identity Recognition Corp, a Delaware corporation, and the shareholders of Eclipse Identity Recognition Corp.  Pursuant to the terms of the share exchange agreement, we have agreed to acquire all of the issued and outstanding shares of Eclipse Identity Recognition's common stock in exchange for the issuance by our company of 196,000,000 shares of our common stock, or 2.091 shares of our common stock for each one share of common stock held by the shareholders Eclipse Identity Recognition.  A copy of the share exchange agreement is attached hereto as Exhibit 10.1.

Eclipse Identity Recognition Corp.

Eclipse Identity Recognition Corp. is principally engaged in the business of the creation of facial recognition identity software.

Terms and Conditions of the Share Exchange Agreement

The following is a brief description of the terms and conditions of the share exchange agreement that are material to our company:

1.

The representations and warranties of Eclipse Identity Recognition Corp., it’s shareholders and our company set forth in the share exchange agreement remain true, correct and complete in all respects as of the closing;

2.

All of the covenants and obligations that the respective parties are required to perform or to comply with pursuant to the share exchange agreement at or prior to the closing must have been performed and complied with in all material respects;

3.	Eclipse Identity Recognition Corp. and our company having received duly executed copies of all third party consents and approvals contemplated by the share exchange agreement, if any;
4.

Eclipse Identity Recognition Corp. and our company having been reasonably satisfied with their due diligence investigations of the other party that is reasonable and customary in a similar transaction; and

5.

Eclipse Identity Recognition Corp. will have delivered to our company audited financial statements prepared in accordance with United States GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States.

The foregoing description of the share exchange agreement is qualified in its entirety by the contents of the share exchange agreement attached as Exhibit 10.1 to this current report.

Due to conditions precedent to closing, including but not limited to those set out above, and the risk that these conditions precedent will not be satisfied, there is no assurance that we will complete the share exchange.

Forward Looking Statements

This current report contains “forward-looking statements”, as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements in this current report which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.  Such forward-looking statements include, among other things:

•

the completion of the acquisition of all the issued and outstanding shares of Eclipse Identity Recognition Corp.;

•

the receipt of director approvals required for the acquisition; and

•

the satisfactory completion of due diligence reviews by the parties to the acquisition.

Actual results could differ from those projected in any forward-looking statements due to numerous factors.  Such factors include, among others, the inherent uncertainty of financial estimates and projections, the competitive and regulatory environment for cancer treatments, stock market conditions, unforeseen technical difficulties and our ongoing ability to operate a business and obtain financing.  These forward-looking statements are made as of the date of this current report, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Although we believe that our beliefs, plans, expectations and intentions contained in this current report are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.  Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our registration statement on Form S-1, our quarterly reports on Form 10-Q and our other periodic reports filed from time-to-time with the Securities and Exchange Commission pursuant to the Securities Exchange Act.

Effective February 8, 2013, we entered into a bridge loan agreement with Eclipse Identity Recognition wherein we have agreed to provide a loan of $35,000 to Eclipse Identity Recognition.  The principal amount of the loan is due and payable on September 30, 2013 or shall be satisfied by the closing of a definitive share exchange agreement between our company and Eclipse Identity Recognition. The loan shall bear no interest until the maturity date and which date he loan shall bear interest at a rate of 10% per annum, payable in quarterly installments.

Item 9.01	Financial Statements and Exhibits
10.1	Share exchange agreement dated January 16, 2013 between our company and Eclipse Identity Recognition Corp.
10.2	Bridge Loan Agreement between our company and Eclipse Identity Recognition Corp. dated February 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSE IDENTITY RECOGNITION CORPORATION
/s/ Maria Belisario
Maria Belisario
President and Director

Date:	February 13, 2013